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                            FIRST AMENDMENT TO LEASE

                                     BETWEEN

              500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, LANDLORD

                                       AND

                      G-III LEATHER FASHIONS, INC., TENANT

                                    PREMISES:

                                ENTIRE 33RD FLOOR
                               512 SEVENTH AVENUE
                               NEW YORK, NEW YORK

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                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") made as of the 1st day of
July, 2000, by and between 500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, a New
York limited partnership, having an office c/o Newmark & Company Real Estate,
Inc. ("Landlord"), and G-III LEATHER FASHIONS, INC., a New York corporation, having an office at 512 Seventh Avenue, New York, New York ("Tenant").

                                   WITNESSETH:

     WHEREAS, by Agreement of Lease dated as of January 31, 1994 (such lease, as the same may have been or may hereafter be amended, is hereinafter called the
"Lease"), Landlord's predecessor-in-interest, did demise and let unto Tenant and
Tenant did hire and take from Landlord's predecessor-in-interest the entire thirty-third (33rd) floor (the "demised premises") as more particularly described in the Lease in the building (the "Building") known by the street address 512 Seventh Avenue, New York, New York;

     WHEREAS, the term of the Lease currently expires on January 31, 2003;

     WHEREAS, Tenant desires to extend the term of the Lease and Landlord is agreeable thereto on the terms and conditions hereinafter set forth; and

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease as hereinafter provided.

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. All capitalized terms used herein shall have the meanings ascribed to them in the Lease unless otherwise specifically set forth herein to the contrary.

     2. The term of the Lease is hereby extended for an additional term (the
"Extended Term") of ten (10) years and nine (9) months commencing on July 1,
2000 (the "Extended Term Commencement Date") and ending on March 31, 2011 (the
"Expiration Date"), as if the Expiration Date was originally set forth in the
Lease as the expiration date thereof, instead of January 31, 2003.

     3. Effective as of the first day of the Extended Term:

          (a) The fixed annual rent to be paid by Tenant to Landlord under the
Lease during the Extended Term shall be abated during the period commencing on the Extended Term Commencement Date and ending on December 31, 2000, and thereafter shall be payable as follows:

               (i) For the period commencing on January 1, 2001 and ending on
December 31, 2001, the fixed annual rent shall be Two Hundred Seventy-Six
Thousand Two Hundred Twenty-Four and 00/100 Dollars ($276,224.00) per year, or
Twenty-Three Thousand Eighteen and 67/100 Dollars ($23,018.67) per month;

               (ii) For the period commencing on January 1, 2002 and ending on
December 31, 2002, the fixed annual rent shall be Two Hundred Eighty-Four
Thousand Five Hundred Ten and 72/100 Dollars ($284,510.72) per year, or
Twenty-Three Thousand Seven Hundred Nine and 23/100 Dollars ($23,709.23) per
month;

               (iii) For the period commencing on January 1, 2003 and ending on
December 31, 2003, the fixed annual rent shall be Two Hundred Ninety-Three
Thousand Forty-Six and 04/100 Dollars ($293,046.04) per year, or Twenty-Four
Thousand Four Hundred Twenty and 50/100 Dollars ($24,420.50) per month;

               (iv) For the period commencing on January 1, 2004 and ending on
December 31, 2004, the fixed annual rent shall be Three Hundred One Thousand
Eight Hundred Thirty-Seven and 42/100 Dollars ($301,837.42) per year, or
Twenty-Five Thousand One Hundred Fifty-Three and 12/100 Dollars ($25,153.12) per
month;

               (v) For the period commencing on January 1, 2005 and ending on
December 31, 2005, the fixed annual rent shall be Three Hundred Ten Thousand
Eight Hundred Ninety-Two and 55/100 Dollars ($310,892.55) per year, or
Twenty-Five Thousand Nine Hundred Seven and 71/100 Dollars ($25,907.71) per
month;

               (vi) For the period commencing on January 1, 2006 and ending on
December 31, 2006, the fixed annual rent shall be Three Hundred Sixty-Two
Thousand Six Hundred Seventy-Nine and 99/100 Dollars ($362,679.99) per year, or
Thirty Thousand Two Hundred Twenty-Three and 33/100 Dollars ($30,223.33) per
month;

                                       -2-

               (vii) Notwithstanding anything to the contrary contained herein, for the period commencing on January 1, 2006 and ending on March 31, 2006, the fixed annual rent shall be abated;

               (viii) For the period commencing on January 1, 2007 and ending on
December 31, 2007, the fixed annual rent shall be Three Hundred Seventy-Two
Thousand Two Hundred Eighty-Five and 51/100 Dollars ($372,285.51) per year, or
Thirty-One Thousand Twenty-Three and 79/100 Dollars ($31,023.79) per month;

               (ix) For the period commencing on January 1, 2008 and ending on
December 31, 2008, the fixed annual rent shall be Three Hundred Eighty-Two
Thousand One Hundred Seventy-Nine and 19/100 Dollars ($382,179.19) per year, or
Thirty-One Thousand Eight Hundred Forty-Eight and 27/100 Dollars ($31,848.27)
per month;

               (x) For the period commencing on January 1, 2009 and ending on
December 31, 2009, the fixed annual rent shall be Three Hundred Ninety-Two
Thousand Three Hundred Sixty-Nine and 69/100 Dollars ($392,369.69) per year, or
Thirty-Two Thousand Six Hundred Ninety-Seven and 47/100 Dollars ($32,697.47) per
month;

               (xi) For the period commencing on January 1, 2010 and ending on
December 31, 2010, the fixed annual rent shall be Four Hundred Two Thousand
Eight Hundred Sixty-Five and 90/100 Dollars ($402,865.90) per year, or
Thirty-Three Thousand Five Hundred Seventy-Two and 16/100 Dollars ($33,572.16)
per month; and

               (xii) For the period commencing on January 1, 2011 and ending on
March 31, 2011, the fixed annual rent shall be Four Hundred Thirteen Thousand
Five Hundred Ninety-Two and 32/100 Dollars ($413,592.32) per year, or
Thirty-Four Thousand Four Hundred Sixty-Six and 03/100 Dollars ($34,466.03) per
month.

          Except as set forth above, the fixed annual rent shall be paid by
Tenant to Landlord in equal monthly installments in advance on the first day of each and every month without any set-off or deduction whatsoever in the manner provided in the Lease.

          (b) The Fourth Article of the Lease is hereby deleted and the following is substituted therefor:

                                       -3-

               "Tenant shall use and occupy the demised premises for showroom, design, general offices and sales offices for sale at wholesale and not retail, of all apparel and accessories."

          (c) The Tenth Article of the Lease is hereby deleted and the following is substituted therefor:

     "TENTH: - (i) Tenant shall not (A) assign or otherwise transfer this Lease or the term and estate hereby granted, (B) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of Fourth Article hereof, (C) mortgage, pledge or encumber this
     Lease or the demised premises or any part thereof in any manner or permit any lien to be filed against this Lease, the demised premises or the
     Building by reason of any act or omission on the part of Tenant or enter into any agreement which would permit the filing of a lien by any broker
     (except for a broker's agreement in connection with a proposed assignment by Tenant of its rights and obligations under the Lease or a sublease of all or a portion of the demised premises), or (D) advertise, or authorize a broker to advertise, for a subtenant or an assignee at a specified rental rate without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article 10. For purposes of this Article 10, (w) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the "over-the-counter market" or through any recognized stock exchange, other than those deemed "insiders"
     within the meaning of the Securities Exchange Act of 1934 as amended
     (provided, however, that any transfer of stock of Tenant or any affiliate of Tenant by Morris Goldfarb to members of his immediate family for estate planning purposes shall not be deemed to effect an assignment of the
     Lease), (x) a takeover agreement shall be deemed a transfer of this Lease,
     (y) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this

                                       -4-

     Article 10, and (z) a modification, amendment or extension of a sublease shall be deemed a sublease.

     (ii) The provisions of subparagraph (i) hereof shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred or, if Tenant is a partnership, with a successor partnership (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that either the (x)
     the assignee has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger or transfer, or (y) such assignee delivers a letter of credit, in the form annexed hereto as Exhibit
     A, in the amount equal to the product of (A) twelve (12) and (B) the then prevailing monthly fixed rent).

     (iii) Any assignment or transfer, whether made with Landlord's consent as required by subparagraph (i) or without Landlord's consent pursuant to subparagraph (ii) hereof, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement (unless the assignment shall be a "deemed" assignment by reason of a transfer of a majority interest in Tenant), in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of subparagraph (i) hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed annual rent and additional rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of
     Tenant to be performed or observed.

     (iv) The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or

                                       -5-

stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this
Lease, and Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this
Lease, the liability under this subparagraph (iv) of the tenant named in the
Lease or any of its successors in interest, (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest after this
Lease shall be assigned, no demand or notice of any default to the named Tenant shall be required. Tenant and each of its successors in interest hereby expressly waive any such demand or notice.

(v)  (A) Should Tenant determine, subject to the provisions of this Lease, to assign this Lease, other than by an assignment contemplated by subparagraph (ii)
hereof, Tenant shall not less than forty-five (45) days prior to the effective date of the contemplated assignment, deliver to Landlord a term sheet setting forth the terms and the effective date of the contemplated assignment transaction, the identity of the proposed assignee and information (including, without limitation, current financial information regarding net worth, credit and financial responsibility) with respect to the nature and character of the proposed assignee's business, and Landlord shall then have the right to elect, by notifying Tenant within thirty (30) days of such delivery, to (x) terminate this Lease, as of such effective date as if it were the Expiration Date set forth in this Lease or (y) accept an assignment of this Lease from Tenant, and
Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to
Landlord's counsel, an assignment which shall be effective as of such effective date.

     (B) In the event that this Lease shall be assigned to Landlord or
Landlord's designee or if the demised premises shall be sublet to Landlord or
Landlord's designee pursuant to this subparagraph (v), the provisions of any such sublease or assignment and the obligations of Landlord and the rights of
Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a lessor under a superior lease unless such holder or

                                       -6-

lessor shall elect by written notice to Tenant to succeed to the position of
Landlord or its designee, as the case may be, thereunder.

     (C) Should Tenant determine subject to the provisions of this Lease, to sublet the demised premises or any portion thereof, other than by a sublease contemplated by subparagraph (ii) hereof, Tenant shall, not less than forty-five
(45) days prior to the effective date of the contemplated sublease, deliver to
Landlord, a term sheet setting forth the terms of the contemplated sublease transaction, the effective date therefor, the identity of the proposed subtenant, and information with respect to the nature and character of the proposed subtenant's business, and Landlord shall then have the right to elect, by notifying Tenant within thirty (30) days of such delivery, to (x) terminate this Lease as to the portion of the demised premises affected by such subletting or as to the entire demised premises, in the case of a subletting thereof, as of such effective date, (y) in the case of a proposed subletting of the entire demised premises, accept an assignment of this Lease to Landlord from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to
Landlord's and Tenant's counsel, an assignment which shall be effective as of such effective date, (z) accept a sublease from Tenant of the portion of the demised premises affected by such proposed subletting or the entire demised premises in the case of a proposed subletting thereof, and Tenant shall then promptly execute and deliver a sublease to Landlord, or Landlord's designee if so elected by Landlord, for the term provided in the aforementioned term sheet, commencing with such effective date, at (1) the rental terms reflected in such term sheet or (2) the rental terms contained in this Lease on a per rentable square foot basis, as elected by Landlord in such notice.

     (D) If Landlord should elect to have Tenant execute and deliver a sublease to Landlord or its designee pursuant to any of the provisions of this subparagraph (v), said sublease shall be in a form reasonably satisfactory to
Landlord's counsel and on all the terms contained in this Lease, except that:

          (1) The rental terms, if elected by Landlord, may be either as provided in item (1) or item (2) of subparagraph (v)(C) hereof,

                                       -7-

          (2) Except as provided in this subparagraph (v)(D), the terms of the sublease shall be on the same terms set forth in the term sheet delivered to Landlord (as described in subparagraph (v)(C) hereof),

          (3) The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, without Tenant's consent,

          (4) The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that such subtenant may desire or authorize,

          (5) Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto,

          (6) Any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by
     Landlord,

          (7) There shall be no limitation as to the use of the sublet premises by the subtenant thereunder,

          (8) Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if
     Landlord has consented to such non-compliance,

          (9) Such sublease shall provide that Tenant's obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease, and

          (10) If subtenant shall fail to pay the rent under the sublease to
     Tenant within ten (10) days after such installment of rent shall have become due, then Tenant may give subtenant notice thereof and if subtenant shall continue to fail to make any

                                       -8-

          such payment within thirty (30) days after the giving of such notice, then Tenant shall be entitled to offset the amount not paid against the next rent coming due under the Lease. Notwithstanding anything herein to the contrary, such offset right shall not be binding upon nor inure to any mortgagee or superior lessor.

          (E) If pursuant to the exercise of any of Landlord's options pursuant to this subparagraph (v) this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to the terms of this Lease shall be adjusted in proportion to the portion of the demised premises affected by such termination.

     (vi) In the event that Landlord does not exercise any of the options available to it pursuant to subparagraph (v) hereof, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or any part of the demised premises for substantially the remainder of the term of this Lease, provided:

          (A) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee and information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

          (B) The proposed subtenant or assignee is a party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

          (C) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises is, in
     Landlord's reasonable judgment, in keeping with the standards of the
     Building and the floor or floors on which the demised premises are located;

          (D) The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent
     (directly or through a broker) with respect

                                       -9-

     to space in the Building during the six (6) months immediately preceding
     Tenant's request for Landlord's consent;

          (E) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of this Lease with respect to alterations, installations, additions or improvements, be borne by Tenant;

          (F) Each sublease shall specifically state that (x) it is subject to all of the applicable terms, covenants, agreements, provisions, and conditions of this Lease, (y) the subtenant will not have the right to a further sublease thereunder (except the subtenant of an entire floor of the demised premises shall have all the rights to assign and sublease afforded to the named Tenant herein (i.e., G-lll Leather Fashions, Inc.); provided, notwithstanding the provisions of subparagraph (vii)(B) of this Article 10, such subtenant shall pay to Landlord any and all rents, additional charge or other consideration payable under such sub-sublease or otherwise to subtenant by the sub-subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of such sub-sublease in respect of the sub-subleased space (at the rate per square foot payable by subtenant thereunder) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of subtenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of subtenant's federal income tax returns), and less the reasonable costs of effecting such transaction, including, without limitation, brokerage commissions, legal fees and build out costs, or to allow the demised premises to be used by others, without the consent of Landlord in each instance, and (z) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease had not been made;

          (G) Tenant shall, together with requesting Landlord's consent hereunder, have paid Landlord any reasonable out-of-pocket costs incurred by Landlord to review the requested consent including any attorneys fees incurred by Landlord;

                                      -10-

          (H) The proposed subtenant or assignee is not (w) a retail branch of a bank trust company, safe deposit business, savings and loan association or loan company; (x) an employment or recruitment agency; (y) a school, college, university or educational institution, whether or not for profit;
     (z) a government or any subdivision or agency thereof;

          (I) In the case of a subletting of a portion of the demised premises, the layout of the portion so sublet shall be commercially reasonable and suitable for normal renting purposes and such subletting will not result in more than two (2) occupants (including Tenant) occupying the demised premises; and

          (J) Tenant shall not have advertised or listed with any brokers the proposed assignment or subletting at a rental rate less than the rental rates then being charged under leases being entered into by Landlord for comparable space in the Building.

     (vii) If Tenant shall assign this Lease or sublease all or any part of the demised premises, Tenant shall pay to Landlord, as additional rent:

          (A) in the case of an assignment, an amount equal to one- quarter
     (1/4) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment or otherwise (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

          (B) in the case of a sublease, one-quarter (1/4) of the amount equal to any and all rents, additional charge or other consideration payable under the sublease or otherwise to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof
     (including, but not limited to, sums paid for the sale or rental of
     Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of
     Tenant's federal income tax returns).

                                      -11-

     The sums payable under this subparagraph (vii) shall be paid to Landlord as and when paid by the subtenant or assignee, as the case may be, to Tenant.

     (viii) If Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein. The receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant."

          (d) The Twelfth Article of the Lease is hereby supplemented with the following:

     "(c) Notwithstanding anything to the contrary, Landlord shall have the right and privilege to serve at any time up to six (6) months prior to the expiration of the term of this Lease, a notice upon Tenant that any
     'nonstandard alterations' shall be removed and, in the event of service of such notice, Tenant will, at Tenant's cost and expense, remove the same in accordance with such request and repair any damage to the demised premises caused by such removal; provided that Landlord shall have advised Tenant at the time it consented to any such nonstandard alteration that Landlord may require its removal at the end of the Lease term, if and to the extent that
     Tenant shall have requested in writing such advice from Landlord when it requested Landlord's consent to such alteration. For the purposes of this
     Article 12, a 'nonstandard alteration' shall mean auditoriums or similar type special use areas, vaults, atriums, kitchen equipment and installations, internal stairways, slab reinforcements, raised floors or other alterations which impede the installation of duct work or other normal installations above the finished ceiling or which are not suitable for normal office occupancy or which would be unusually difficult or costly to remove in comparison to usual alterations required for general office purposes. Notwithstanding the foregoing, it is understood and agreed by the parties hereto that all improvements and other alterations to the demised premises made by or on behalf of Tenant prior to July 1, 2000, shall be deemed to be standard alterations which Landlord may not require Tenant to remove."

          (e) The Twenty-Second Article of the Lease is hereby deleted and the following is substituted therefor:

                                      -12-

               (i) Tenant agrees that Landlord shall furnish electricity to
Tenant on a 'submetering' basis. Landlord shall install any submeters reasonably required, in Landlord's judgment, in the demised premises for the purposes of this Article, at Tenant's sole cost and expense. Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including, but not limited to, services which facilitate the distribution of service.

               (ii) Tenant covenants and agrees to purchase electricity from
Landlord or Landlord's designated agent at charges, terms and rates, including, without limitation, fuel adjustments and taxes, equal to those specified in the
Con Edison SC#4-I rate schedule effective on the date Landlord first provides electricity to the demised premises on a submetering basis (the "effective"
date), or any successor rate schedule or service classification, plus five percent (5%) for transmission line loss and other redistribution costs. Where more than one (1) meter measures the service of Tenant in the Building, then the service registered by each meter shall be aggregated and billed at the applicable rate as if there were only one (1) sub-meter measuring Tenant's aggregate use in the entire demised premises. Bills therefore shall be rendered at such times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, Additional Charges. If any tax is imposed by any Federal, State or Municipal authority upon Landlord's receipts from the sale or resale of electrical energy to Tenant hereunder, Tenant covenants and agrees that where permitted by law, Tenant's pro-rata share of such taxes shall be included in the amount of Additional Charges to be paid by Tenant to Landlord hereunder.

               (iii) If all or part of the submetering additional rent payable in accordance with this Article 22 becomes uncollectible or reduced or refunded by virtue of any law, order or regulation, the parties agree that, at Landlord's option, in lieu of submetering Additional Charges, and in consideration of
Tenant's use of the Building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant's fees and other redistribution costs, the fixed annual rent to be paid under this Lease shall be increased by an "alternative charge" which shall be the average per rentable square foot rate payable by Tenant for electricity during the prior twelve (12)
month period pursuant to this Article.

               (iv) Landlord shall not be liable for any loss or damage or expense which Tenant may sustain or incur if either the quantity or

                                      -13-

character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the
Building or wiring installation. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by
Landlord, at the sole cost and expense of Tenant, if, in Landlord's reasonable judgment, the same are reasonably necessary and will not cause permanent damage or injury to the Building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expenses or otherwise interfere with or disturb other tenants or occupants of the Building except to a de minimis extent. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of
Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, electricity purchases and the redistribution thereof, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the submetering, additional rent or any
"alternative charge" to be less than an amount equal to the total of Landlord's payment to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus five percent
(5%) for transmission line loss and other redistribution costs. Landlord reserves the right to terminate the furnishing of electricity upon sixty (60)
days' prior written notice to Tenant; provided Landlord terminates the furnishing of electricity to at least fifty percent (50%) of the tenants of the
Building (not including those retail tenants on the ground floor of the
Building) to whom Landlord is furnishing electricity on a submetered basis, in which event the Tenant may make application directly to the public utility and/or other providers for the Tenant's entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant's then authorized load. Any meters, risers, or other equipment or connections reasonably necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed at Tenant's sole cost and expense.
Only rigid conduit or electrical metal tubing (EMT) will be allowed. Landlord, upon the expiration of the aforesaid sixty (60) days' prior written notice period may discontinue furnishing the electric current but this Lease shall otherwise remain in full force and effect.

                                      -14-

               (v) Tenant's use of electric energy in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the
Building's distribution of electricity via the Building's electric system,
Tenant shall not, without Landlord's prior consent in each instance (which consent shall not be unreasonably withheld or delayed), connect any fixtures, appliances or equipment (other than normal business machines and personal computers, which do not materially increase Tenant's electrical consumption) to the Building's electric system or make any alterations or additions to the electric system of the demised premises existing on the Extended Term
Commencement Date. Landlord shall continue to make electrical energy available to the demised premises in accordance with current practice.

               (vi) (1) Upon Tenant's request therefor, Landlord shall provide
Tenant with utility invoices and other reasonable documentation supporting its computation of Additional Charges hereunder.

                    (2) At Landlord's option, Tenant shall purchase from
Landlord or Landlord's agent all lighting tubes, lamps, bulbs and ballasts used in the demised premises and Tenant shall pay Landlord's reasonable charges for providing and installing same, on demand, as additional rent."

          (f) Tenant shall simultaneously upon execution of the First Amendment of Lease dated as of July 1, 2000 (the "Amendment") deliver to Landlord additional cash security in the amount of Fourteen Thousand Seven Hundred
Fifty-Nine and 42/100 Dollars ($14,759.42). With Tenant's delivery of this additional cash security, the amount of security provided for in the
Thirty-Eighth Article of the Lease is hereby amended to be the aggregate amount of Twenty-Eight Thousand Two Hundred Ninety-Five and 42/100 Dollars
($28,295.42).

          (g) The Thirty-Ninth Article of the Lease is hereby amended as follows:

               (i) All references to "five (5) days" in subparagraph (a) thereof are hereby deleted and "fifteen (15) days" is substituted therefor.

                                      -15-

               (ii) Subparagraph (b) thereof is hereby amended by deleting proviso (1) therefrom and substituting the following therefor:

               "(1) if Tenant shall make default in the payment of the rent reserved herein for a period of five (5) days after receipt of written notice from Landlord that same is past due or default in the payment of additional rent due herein for a period of fifteen
               (15) days after receipt of written notice from Landlord that same is past due..."

          (h) The Forty-Eighth Article of the Lease is hereby amended such that notices sent by Tenant to Landlord shall be sent as set forth in the Lease to
c/o Newmark & Company Real Estate, Inc., 125 Park Avenue, New York, New York
10017. A copy of any default or any other notices shall be sent to Arent Fox
Kintner Plotkin & Kahn, PLLC, 1675 Broadway, New York, New York 10019,
Attention: Jill Hayman, Esq. The Forty-Eighth Article of the Lease is hereby further amended such that a copy of notices sent by Landlord to Tenant shall also be sent to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New
York 10103, Attention: Douglas J. Danzig, Esq.

          (i) The Fifty-Seventh Article of the Lease is hereby deleted.

          (j) The term "base tax year" as set forth in the Fifty-Eighth Article of the Lease is hereby amended to mean "the New York City real estate tax year commencing July 1, 2000 and ending June 30, 2001".

          (k) The Sixty-Fifth Article of the Lease is hereby deleted and the following is substituted therefor:

     "SIXTY-FIFTH: - Within fifteen (15) days after the Amendment has been fully executed, Landlord shall pay Tenant, as a contribution to the cost of
     Tenant's work to prepare the demised premises for Tenant's occupancy, the amount of Fifty-Three Thousand One Hundred Twenty and 00/100 ($53,120.00)
     Dollars. On February 1, 2006, Landlord shall pay Tenant, as a second (2nd)
     contribution to the cost of Tenant's work to prepare the demised premises for Tenant's occupancy, the amount of One Hundred Fifty-Nine Thousand Three
     Hundred Sixty and 00/100 ($159,360.00) Dollars."

                                      -16-

          (l) The Sixty-Seventh Article of the Lease is hereby deleted and the following is substituted therefor:

     "SIXTY-SEVENTH: - (i) If Tenant shall fail to pay any installment of fixed annual rent for more than five (5) days after the same becomes due and payable or any amount of additional rent for more than fifteen (15) days after the same becomes due and payable (collectively, the "Default
     Periods"), Tenant shall pay Landlord a late charge of ten cents ($0.10) for each dollar of such fixed annual rent or additional rent as shall not have been paid to Landlord within said respective Default Periods. Such late charge shall be without prejudice to any of Landlord's rights and remedies hereunder or at law for nonpayment of rent, shall be in addition thereto and shall be deemed to be additional rent. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to pay an installment of fixed annual rent late once per calendar year without incurring a late charge, provided such payment is received no later than the tenth (10th)
     day of the month in which such payment is due. Further, notwithstanding anything to the contrary contained herein, Landlord shall waive the late charge for one (1) late payment of additional rent by Tenant per calendar year, provided such payment is received no later than thirty (30) days after the date such payment was due.

     (ii) If in accordance with the Thirty-Ninth Article of the Lease, Tenant shall be in default in the payment of (A) any installment of fixed annual rent or any amount of additional rent or (B) any other sum of money which shall become due and payable by Tenant to Landlord pursuant to the terms of this Lease or by reason of Tenant's occupancy of the demised premises, in addition to (and not in lieu of) the late charge provided for in subparagraph (i) above, Tenant shall pay interest thereon at a rate equal to the lesser of four percent (4%) above the prime rate per annum from time to time set forth in The Wall Street Journal, calculated on the basis of the actual days elapsed, based on a 360-day year, or the minimum rate of interest allowed by applicable law(s), if any, then prevailing, from the date on which such installment or payment is due to the date of payment thereof, and such interest shall be deemed to be additional rent.

     (iii) Except as required by statute and under the laws, nothing contained in Article 39 or in this Article 67 shall be deemed to require Landlord to give the notices therein or herein (if any) provided for prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for the recovery of rent on account of any

                                      -17-

     default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession or occupancy, it shall become a holdover tenant."

          (m) The Sixty-Eighth Article of the Lease is hereby deleted and the following is substituted therefor:

     "SIXTY-EIGHTH: - (i) This Lease shall be governed in all respects by the laws of the State of New York.

     (ii) If, in connection with obtaining financing for the Building, a bank, insurance company or other lending institution shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder, decrease the obligations of Landlord hereunder, except to a de minimis extent, or otherwise materially or adversely affect Tenant's leasehold interest hereby created.

     (iii) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease (if any) at any time when Tenant is in monetary default, after applicable notice, grace and/or cure periods, in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Lease.

     (iv) Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the demised premises or other premises leased to Tenant directly by Landlord (except if the named Tenant herein is subsequently purchased by a third party which leases space in the
     Building), except with the prior written consent of Landlord in each instance.

     (v) Tenant acknowledges that it has no rights to any development rights,
     "air rights" or comparable rights appurtenant to the land or building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments which may be reasonably requested by Landlord, including instruments merging zoning lots, evidencing acknowledgment and

                                      -18-

     consent. The provisions of this paragraph shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12
     Zoning Lot of the Zoning Resolution of the City of New York) in the
     building or the land.

     (vi) Any and all payments and charges to be paid by Tenant hereunder other than the annual rent payable pursuant to this Lease shall be additional rent hereunder for non-payment of which Landlord shall have all of the remedies provided herein or at law.

     (vii) If this Lease be a renewal of an existing lease between the parties or their predecessors in interest, then any obligation of Tenant for the payment of rent or additional rent or the performance of any obligation under such existing lease which accrues prior to the expiration thereof shall constitute an obligation under this Lease, except as modified by the
     Amendment (as that term is defined in Article 38 of this Lease), for non-payment or non-performance for which Landlord shall have all of the remedies provided herein."

          (n) The Sixty-Ninth Article of the Lease is hereby deleted and the following is substituted therefor:

     "SIXTY-NINTH: - As a material inducement to Landlord for entering into this
     Lease, Tenant covenants and agrees that except for the inside surfaces of all walls, windows and doors bounding the demised premises, all of the remainder of the Building is exclusively reserved to Landlord, subject to
     Tenant's right to use the common areas of the Building in accordance with the applicable provisions of this Lease (including, without limitation, the lobby, elevators and core bathrooms, as opposed to private bathrooms, on the thirty-third (33rd) floor of the Building). Notwithstanding anything to the contrary contained herein, Tenant shall have the right to use in accordance with the Lease, the electric and telephone closets and so-called
     "slop" sinks on the thirty-third (33rd) floor of the Building."

          (o) The second sentence of the Twenty-First Article of the Lease shall be amended to read as follows:

                                      -19-

     "Landlord or Landlord's agents shall have the right to enter the demised premises at reasonable times after notice (which may be oral) to Tenant to examine the same..."

     4. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker other than Newmark & Company Real Estate, Inc., concerning the execution and delivery of this Amendment. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this
Paragraph 4 being untrue. Landlord shall pay any brokerage fees which may be due to Newmark & Company Real Estate, Inc. in connection with this Amendment pursuant to a separate agreement.

     5. Except as expressly set forth in this Amendment, the terms and conditions of the Lease shall continue in full force and effect without any change or modification and shall apply for the balance of the term of the Lease as hereby extended. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern.

     6. This Amendment shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Amendment shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

     7. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

     8. All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this
Amendment, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Amendment relating to the demised premises. Landlord acknowledges that Tenant occupies other space in the Building pursuant to separate agreements between Landlord and
Tenant which may be renewed and amended from time to time.

     9. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition

                                      -20-

hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

     10. This Amendment shall be interpreted and enforced in accordance with the laws of the state in which the demised premises are located without reference to principles of conflicts of laws.

     11. If any provision of this Amendment shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Amendment and to this end the provisions of this Amendment are intended to be and shall be severable.
Notwithstanding the foregoing sentence, if (i) any provision of this Amendment is finally determined by a court of competent jurisdiction to be unenforceable or invalid in whole or in part, (ii) the opportunity for all appeals of such determination have expired, and (iii) such unenforceability or invalidity alters the substance of this Amendment (taken as a whole) so as to deny either party, in a material way, the realization of the intended benefit of its bargain, such party may terminate this Amendment within thirty (30) days after the final determination by notice to the other. If such party so elects to terminate this
Amendment, then this Amendment shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except those obligations which expressly survive the termination of this Amendment.

     12. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY,
UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY
IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT)
BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY
CONNECTED WITH THIS AMENDMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY
EITHER PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL
THIS AMENDMENT ON THE GROUNDS THAT THIS AMENDMENT WAS FRAUDULENTLY INDUCED OR IS
OTHERWISE VOID OR VOIDABLE).

     13. This Amendment may be executed in any number of counterparts. It is not necessary that all parties sign all or any one of the counterparts, but each party must sign at least one counterpart for this Amendment to be effective.

                                      -21-

     14. This Amendment shall not be binding upon either party unless and until it is fully executed and delivered to both parties.

                                    * * * * *

          [The remainder of this page is left intentionally blank; the signature page follows]

                                      -22-

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

                              LANDLORD:

                              500-512 SEVENTH AVENUE LIMITED PARTNERSHIP

                              By: 500-512 ArCap LLC, its General Partner

                                  By: Archon Capital, L.P,, its sole Member

                                      By: WH MezzCo GP, L.L.C., its General
                                          Partner

                                          By: /s/ Alan S. Kava
                                              ----------------------------------
                                              Name: Alan S. Kava
                                              Title Vice President

                                      By: GS MezzCo GP, L.L.C., its General
                                          Partner

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                              TENANT:

                              G-LLL LEATHER FASHIONS, INC.

                              By: /s/ Wayne S. Miller
                                  --------------------------------
                                  Name: WAYNE S. MILLER
                                  Title: CFO

                                      -23-